Exhibit 1.1

GDC TECHNOLOGY LIMITED

5,745,200 American Depositary Shares
Representing
86,178,000 Ordinary Shares

UNDERWRITING AGREEMENT

June [•], 2013

BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

PIPER JAFFRAY & CO.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

GDC Technology Limited, an exempted Cayman Islands company (the “Company”) proposes to sell an aggregate of 5,745,200 American depositary shares (the “Firm ADSs”), each representing 15 of the Company’s ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”). In addition, the Company grants to the underwriters (the “Underwriters” and each, an “Underwriter”) named in Schedule I attached to this agreement (this “Agreement”) options to purchase up to an aggregate of 861,780 additional ADSs on the terms set forth in Section 2 (the “Option ADSs”).  The Firm ADSs and the Option ADSs, if purchased, are hereinafter collectively called the “ADSs.”  This Agreement is to confirm the agreement concerning the purchase of the ADSs from the Company by the Underwriters.

The ADSs will be issued pursuant to a Deposit Agreement, dated as of June [•], 2013 (the “Deposit Agreement”), among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all owners and holders of ADSs issued thereunder.  The Ordinary Shares, par value US$0.0001 per share, of the Company represented by the ADSs are hereinafter referred to as the “Underlying Securities”.

1.                                      Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                                                                 A registration statement on Form F-1 (File No. 333-188771) relating to the Underlying Securities has (i) been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you.  As used in this Agreement:

(i)                                     “Applicable Time” means [•] [a.m.][p.m.] (New York City time) on the date of this Agreement;

(ii)                                  “Effective Date” means the date and time as of which such registration statement[, or the most recent post-effective amendment thereto,] was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Underlying Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)                              “Prospectus” means the final prospectus relating to the Underlying Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)                           “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

(viii)                        “Sanctions Laws and Regulations” means any law, rules, regulations, sanctions or measures promulgated, imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”), the U.S. State Department or any other agency of the U.S. government (including but not limited to U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and the Iran Threat Reduction Act and Syria Human Rights Act of 2012 and their respective implementing regulations), Her Majesty’s Treasury, the European Union, the United Nations or any other relevant sanctions authority.

(ix)                              “Sanctions Target” means (i) any individual or entity (“Person”) or vessel on any list of restricted individuals, entities and/or organizations published by OFAC, Her Majesty’s Treasury, the European Union, the United Nations, and (ii) any other Person or vessel that, because of its, his or her location, residency, domicile, nationality, place of incorporation, ownership or activities, is targeted under or the subject of any of the Sanctions Laws and Regulations.

(x)                                 “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(xi)                              “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional ADSs under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)                                  The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications.  The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking

Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule VI hereto and, in connection with the Directed Share Program described in Section 3, the enrollment materials prepared by Piper Jaffray & Co. on behalf of the Company.

(d)                                 The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)                                  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f)                                   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information is specified in Section 8(f).

(g)                                  The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information is specified in Section 8(f).

(h)                                 The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information is specified in Section 8(f).

(i)                                     Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time,

contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information is specified in Section 8(f).

(j)                                    Each Written Testing-the-Waters Communication did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VI hereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information is specified in Section 8(f); and the Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the ADSs.

(k)                                 Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters, except as set forth on Schedule V hereto.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the ADSs will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)                                     A registration statement on Form 8-A (File No. 001-35949) in respect of the registration of the Underlying Securities and ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Underwriters has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-

A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(m)          A registration statement on Form F-6 (File No. 333-189228) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement have been delivered by the Company to you.  As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto.  The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or threatened by the Commission.  The F-6 Registration Statement, at the time it became effective under the Securities Act, (x) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder, and (y) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(n)                                 Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule VII-A and Schedule VII-B hereto.  The Subsidiary that is significant to the Company’s business or operation (the “Significant Subsidiary”) has been identified on Schedule VII-A hereto; except the one that has been identified on Schedule VII-A hereto, none of the Subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).  Each of the Company’s joint venture entities (each a “Joint Venture” and collectively, the “Joint Ventures”) has been identified on Schedule VII-C hereto.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule VII hereto.

(o)                                 The Company, each of the Subsidiaries and each of the Joint Ventures have been duly organized, are validly existing and in good standing as corporations or other business entities under the laws of their jurisdictions of organization and are duly qualified to do business and in good standing as foreign corporations or other business entities in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company, the Subsidiaries and the Joint Ventures, taken as a whole (a “Material Adverse Effect”).  The Company, each of the Subsidiaries and each of the Joint Ventures have all power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(p)                                 The Reorganization Transactions as described in the Pricing Disclosure and the Prospectus have been duly authorized and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets. The Reorganization Transactions have been fully completed and any and all of the issued and outstanding shares of GDC Technology Limited, a British Virgin Islands corporation (“GDC Technology Limited (BVI)”), are entirely owned by the Company, and except as disclosed in the Pricing Disclosure and the Prospectus, there are no options, restricted shares, restricted share units or any other securities outstanding whatsoever that may be may be exercised for, converted into or exchanged for any shares of or equity interest in GDC Technology Limited (BVI).

(q)                                 Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of the Subsidiaries have taken all reasonable necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and optionholders who are PRC residents with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and optionholder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(r)                                    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s share capital have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable laws.  All of the issued share capital of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, and with the exception of the issued share capital of GDC Digital Cinema Network Limited, a Hong Kong company, free and clear of all liens, encumbrances, equities or claims.

(s)                                   The Underlying Securities represented by the ADSs to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with applicable laws and will be free of any preemptive rights, rights of first refusal and similar rights.

(t)                                    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(u)                                 The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.  The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the F-6 Registration Statement, the Prospectus and the most recent Preliminary Prospectus.

(v)                                 Upon execution and delivery by the Depositary of the American Depositary Receipts (the “ADRs”) evidencing the ADSs against deposit of the Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.  The ADRs conform in all material respects to the description thereof contained in the Registration Statement, the F-6 Registration Statement, the Pricing Disclosure Package and the Prospectus.  Except as described in Pricing Disclosure Package and the Prospectus, there are no limitations on the rights of holders of Underlying Securities, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(w)                               The issue and sale of the Underlying Securities and the ADSs, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets.

(x)                                 No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets is required for the issue and sale of the Underlying Securities or the ADSs, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for (A) the registration of the ADSs under the Securities Act and listing of the ADSs on the NASDAQ Global Market and (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Underlying Securities and ADSs by or for the respective accounts of the Underwriters;

(y)                                 The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with international financial reporting standards applied on a consistent basis throughout the periods involved.

(z)                                  Deloitte Touche Tohmatsu, who have certified certain consolidated financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(k) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(aa)                          The Company and each of the Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with international financial reporting standards and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of the Company and the Subsidiaries reviewed or audited by Deloitte Touche Tohmatsu and the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(bb)                          (i) The Company and each of the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(cc)                            Since the date of the most recent consolidated balance sheet of the Company reviewed or audited by Deloitte Touche Tohmatsu and the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Company or any of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

(dd)                          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” set forth in the most recent Preliminary Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ee)                            There is no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ff)                              Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, neither the Company nor any of the Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, or (iv) any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the

Company and the Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            The Company and each of the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  All assets held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Subsidiaries.

(hh)                          The Company and each of the Subsidiaries have such permits, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of the Subsidiaries are in compliance with the terms and conditions of all Permits.

(ii)                                  The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have not received any notice of any claim or is otherwise aware of any conflict with, any such rights of others.

(jj)                                There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk)                          There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate and fair summaries of the terms of such contracts and documents in all material respects.  None of the Company, any of the Subsidiaries or any of the Joint

Ventures has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ll)                                  The statements made in the most recent Preliminary Prospectus under the captions “Risk Factors,” “Enforcement of Civil Liabilities,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation,” and “Underwriting,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mm)                  The Company and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and the Subsidiaries are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(nn)                          No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(oo)                          No labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(pp)                          Neither the Company, nor of the Subsidiaries (i) is in violation of its charter, joint venture agreement or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)                          There are no proceedings that are pending, or known to be contemplated, against the Company or any of the Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of US$100,000 or more will be imposed, (ii) the Company and the Subsidiaries are not aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries, and (iii) none of the Company and the Subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(rr)                                The Company and each of the Subsidiaries have filed all U.S. federal, state and local tax returns, as well as tax returns of the PRC, the Cayman Islands and Hong Kong, required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)                              (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no

“accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt)                                The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and the Subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(uu)                          All operating data of the Company included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and the Subsidiaries included in the most recent Preliminary Prospectus, are true and accurate in all material respects.

(vv)                          The Company is not required to register, and after giving pro forma effect to the offering and sale of the ADSs and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be required to register, as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww)                      The Company is not a “passive foreign investment company” (as defined in Section 1297 of the Code and the regulations promulgated thereunder) for its taxable year ended December 31, 2012, and it does not expect to be a passive foreign investment company for its taxable year ending December 31, 2013 or the foreseeable future.

(xx)                          With the exception of the registration rights agreement between the Company, CAG Digital Investment Holdings Limited, GDC Holdings Limited, Huayi Brothers International Investment Limited, Sweet Light (HK) Limited and Mighty Capital Limited, dated May 21, 2013, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or the F-6 Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(yy)                          Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(zz)                            The Company has not sold or issued any securities that would be integrated with the offering of the ADSs contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(aaa)                   The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(bbb)                   The ADSs have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Market.

(ccc)                      The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the ADSs, will not distribute any offering material in connection with the offering and sale of the ADSs other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(k) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

(ddd)                   Neither the Company nor any of the Subsidiary is in violation of or has received notice of any violation with respect to any applicable employment related law or labor protection law, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(eee)                      Subject to any approvals or authorizations required pursuant to the memorandum and articles of association of the Company, no further approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Underlying Securities, including the Depositary.  Under current laws and regulations of the Cayman Islands, any amounts payable with respect to the Underlying Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Underlying Securities may be paid by the Company to the Depositary in U.S. dollars that may be freely transferred out of the Cayman Islands, and no such payments made to holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(fff)                         None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any of the Joint Ventures, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of the Subsidiaries or any of the Joint Ventures, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity; (ii) offered, made, promised to make, or authorized any direct or indirect payment to any official, employee, agent, representative of any government (including its department, agency, instrumentality, employee or agent of government-owned or controlled entity), public international organization, or political party or official of any political party or any candidate for any political office, to influence official action or secure an advantage; (iii) offered, promised or given an advantage to any person, (A) intending to induce such person to  perform improperly a relevant, or (B) knowing that the acceptance of such advantage is improper performance itself; (iv) requested, agreed to receive or accepted an advantage, (A) intending to perform a relevant function improperly, (B) if the request, agreement or acceptance is the improper performance itself or (C) as a reward for improperly performing a relevant function; (v) performed improperly, or requested or consented to the improper performance of, a relevant function in anticipation of or in consequence of an advantage; or (vi) otherwise, violated or is in violation of any provision under any applicable anti-corruption or anti-bribery law (including without limitation the U.S. Foreign Corrupt Practice Act of 1977, as amended, and the UK Bribery Act 2010).  The Company and the Subsidiaries have instituted and maintained, and will continue to maintain, policies and procedures which are designed to promote and achieve compliance with all applicable anti-corruption and anti-bribery laws.

(ggg)                      The operations of the Company and the Subsidiaries and, to the knowledge of the Company, the Joint Ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or any of the Joint Ventures with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hhh)                   None of the Company, or any of the Subsidiaries, nor, to the knowledge of the Company, any of the Joint Ventures, any director, officer, agent, employee or affiliate of the Company, any of the Subsidiaries or any of the Joint Ventures is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or otherwise resulting in a violation of any provision of any of the Sanctions Laws and Regulations by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and the Company, the Subsidiaries and the Joint Ventures will maintain all necessary and appropriate safeguards to ensure their compliance with this undertaking.

(iii)                               None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any of the Joint Ventures, nor any directors or officers of, or any agent, employee, affiliate of, or any other person acting on behalf of, the Company, any of the Subsidiaries or any of the Joint Ventures, is a Person that is, or is owned or controlled by, a Sanctions Target.

(jjj)                            None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any of the Joint Ventures, nor any directors or officers of, or any agent, employee, affiliate of, or any other person acting on behalf of, the Company, any of the Subsidiaries or any of the Joint Ventures, has entered into or is a party to any agreement, transaction or dealing with or for the benefit of any Sanctioned Target, which would result in a violation of any provision of any of the Sanctions Laws and Regulations.

(kkk)                   Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares are offered or sold outside the United States.

(lll)                               The Company has not offered, or caused Piper Jaffray & Co. to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

(mmm)       No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in the Cayman Islands on or in connection with the issuance and sale of the Underlying Securities by the Company and the ADSs pursuant to the Deposit Agreement or the execution and delivery of this Agreement or the Deposit Agreement.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2.                                      Purchase of the ADSs by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,745,200 Firm ADSs to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm ADSs set forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company that number of Firm ADSs that represents the same proportion of the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm ADSs to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm ADSs shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 861,780 additional Option ADSs.  Such options are exercisable in the event that the Underwriters sell more ADSs than the number of Firm ADSs in the offering and as set forth in Section 4 hereof.  Any such election to purchase Option ADSs shall be made in proportion to the maximum number of Option ADSs to be sold by the Company.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option ADSs (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option ADSs to be sold on such Delivery Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The purchase price payable by the Underwriters for both the Firm ADSs and any Option ADSs is US$[•] per share.

The Company is not obligated to deliver any of the Firm ADSs or Option ADSs to be delivered on the applicable Delivery Date, except upon payment for all such ADSs to be purchased on such Delivery Date as provided herein.

3.                                      Offering of ADSs by the Underwriters.  The Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that up to an aggregate of 287,260 shares of the Firm ADSs (the “Directed Shares”) will initially be reserved by the Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to directors, officers and employees of the Company and the Subsidiaries and friends and families of such directors, officers and employees, as well as persons having business relationships with the Company and the Subsidiaries and related persons of such business associates of the Company and the Subsidiaries who have heretofore delivered to Piper Jaffray & Co. offers or indications of interest to purchase shares of Firm ADSs in form satisfactory to Piper Jaffray & Co. (such program, the “Directed Share Program”) and that any allocation of such Firm ADSs among such persons will be made in accordance with timely directions received by Piper Jaffray & Co. from the Company; provided that under no circumstances will Piper Jaffray & Co. or any of the Underwriters be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [•]:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company agrees to pay all fees and disbursements incurred by Piper Jaffray & Co. in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

4.                                      Delivery of and Payment for the ADSs.  Delivery of and payment for the Firm ADSs shall be made at [10:00] A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by the Underwriters.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm ADSs shall be made to the account of each of the Underwriters against payment by the Underwriters of the respective aggregate purchase prices of the Firm ADSs being sold by the Company upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm ADSs through the facilities of DTC unless the Underwriters shall otherwise instruct.

The options granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriters; provided that if such date falls on a day that is not a business day, the options granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option ADSs as to which the options are being exercised, the names in which the Option ADSs are to be registered, the denominations in which the Option ADSs are to be issued and the date and time, as determined by the Underwriters, when the Option ADSs are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised.  Each date and time the Option ADSs are delivered is sometimes referred to as an “Option ADSs Delivery Date”, and the Initial Delivery Date and any Option ADSs Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option ADSs by the Company and payment for the Option ADSs by the Underwriters shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriters and the Company.  On the Option ADSs Delivery Date, the Company shall deliver or cause to be delivered the Option ADSs to the account of each of the Underwriters against payment by the Underwriters of the respective aggregate purchase prices of the Option ADSs being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option ADSs through the facilities of DTC unless the Underwriters shall otherwise instruct.

5.                                      Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)                                     To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the F-6 Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)                                  To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)                               To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request:  (A) conformed copies of the Registration Statement and the F-6 Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the ADSs or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each of the Underwriters and to any dealer in securities as many copies as the

Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)                              To file promptly with the Commission any amendment or supplement to the Registration Statement, the F-6 Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission.

(v)                                 Prior to filing with the Commission any amendment or supplement to the Registration Statement, the F-6 Registration Statement or the Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing.

(vi)                              Not to make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.

(vii)                           To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the F-6 Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each of the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)                        To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158.

(ix)                              Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the ADSs for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)                                 For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the ADSs, the Underlying Securities or securities convertible into or exercisable or exchangeable for the ADSs or the Underlying Securities (other than the ADSs, the Underlying Securities and shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any of the ADSs, the Underlying Securities or securities convertible into or exchangeable for the ADSs or the Underlying Securities (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such ADSs or Underlying Securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the ADSs, the Underlying Securities or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of the ADSs, the Underlying Securities or securities convertible, exercisable or exchangeable into the ADSs, the Underlying Securities or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., and to cause each officer, director and shareholder of the Company set forth on Schedule II hereto to furnish to the Underwriters, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi)                              If Barclays Capital Inc., in its discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii)                           To apply the net proceeds from the sale of the ADSs being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii)                        To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(xiv)                       If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xv)                          In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Ordinary Shares by the Company are restricted pursuant to Section 5(a)(x), Piper Jaffray & Co. will notify the Company as to which Directed Share Participants will need to be so restricted.  At the request of Piper Jaffray & Co., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(x).

(xvi)                       To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.]

(xvii)                    The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the ADSs or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule)  and (B) completion of the Lock-Up Period.

(xviii)                 If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission.

(xix)                       The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(xx)                          The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the ADSs.

(b)                                 The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Underlying Securities and the ADSs and on the execution and delivery of this Agreement.  All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall severally pay to the Underwriters, in proportion to their respective interests, such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c)                                  Each Underwriter severally agrees that such Underwriter has not and will not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.                                      Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the ADSs and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the ADSs; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the F-6 Registration Statement (including any exhibits thereto), the Form 8-A Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the ADSs; (e) any required review by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of sale of the ADSs (including related fees and expenses of counsel for the Underwriters in an amount not to exceed US$30,000); (f) the listing of the ADSs on the NASDAQ Global Market and/or any other exchange; (g) the qualification of the ADSs under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel for the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel for the Underwriters in an amount not to exceed US$6,000); (i) the offer and sale of shares of the Firm ADSs by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, in an amount not to exceed US$15,000; (j) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the ADSs, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and fifty-percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty-percent (50%) of such cost of aircraft chartered will be borne by the underwriters); and (k) all other costs and expenses incident to the performance of the obligations of the Company.  It is understood, however, that except as otherwise expressly provided in this Section, Section 8 entitled “Indemnity and Contribution” and Section 11 entitled “Reimbursement of Underwriters’ Expenses,” the Underwriters will pay the fees and disbursements of counsel for the Underwriters and other costs and expenses incurred by the Underwriters in connection with this Agreement and the proposed purchase of the ADSs and travel and lodging expenses of the Underwriters in connection with any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the ADSs.

7.                                      Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the F-6 Registration Statement, or the Prospectus or otherwise shall have been complied with.  If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the ADSs, the Registration Statement, the F-6 Registration Statement, the Form 8-A Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to U.S. counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Shearman & Sterling shall have furnished to the Underwriters its written opinion, as U.S. counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(d)                                 Walkers shall have furnished to the Underwriters its written opinion, as Cayman Islands counsel for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(e)                                  Shearman & Sterling and IU, Lai & Li Solicitors shall have furnished to the Underwriters their written opinion, as Hong Kong counsels for the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(f)                                   Commerce & Finance Law Offices shall have furnished to the Underwriters its written opinion, as PRC counsel for the Company, dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(g)                                  British Virgin Islands, California, Delaware, Japan, Spain, Singapore, Malaysia and India counsels for the Company shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(h)                                 White & Case LLP shall have furnished to the Underwriters its written opinion, as U.S. counsel for the Depositary, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

(i)                                     The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Underlying Securities and the ADSs, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)                                    The Underwriters shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k)                                 At the time of execution of this Agreement, the Underwriters shall have received from Deloitte Touche Tohmatsu a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l)                                     With respect to the letter of Deloitte Touche Tohmatsu referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m)                             The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Underwriters may reasonably request, including, without limitation, a statement:

(i)                                     That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  That no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)                               That they have examined the Registration Statement, the F-6 Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement and the F-6 Registration

Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the F-6 Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)                              To the effect of Section 7(o) (provided that no representation with respect to the judgment of the Underwriters need be made) and Section 7(p).

(n)                                 The Underwriters shall have received on the date of this Agreement and on such Delivery Date, as the case may be, a certificate signed by the Chief Financial Officer of the Company with respect to certain operating data contained in the Registration Statement,  the Prospectus and the Pricing Disclosure Package in form and substance satisfactory to the Underwriters.

(o)                                 (i) None of the Company, any of the Subsidiaries or any of the Joint Ventures shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company, any of the Subsidiaries or any of the Joint Ventures or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company, the Subsidiaries and the Joint Ventures, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p)                                 The Company has no debt securities or preferred shares that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(q)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or state authorities, PRC authorities, the Cayman Islands authorities or Hong Kong authorities, (iii) the United States, the PRC, the Cayman Islands or Hong Kong shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, the PRC, the Cayman Islands or Hong Kong or there shall have been a declaration of a national emergency or war by the United States, the PRC, the Cayman Islands or Hong Kong, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States, the PRC, the Cayman Islands or Hong Kong shall be such), as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r)                                    The NASDAQ Global Market shall have approved the ADSs for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(s)                                   The Lock-Up Agreements between the Underwriters and the officers, directors and shareholders of the Company set forth on Schedule II, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(t)                                    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters of one of the authorized officers of the Depositary with respect to the deposit with it of the Underlying Securities against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.

(u)                                 On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 The Company and GDC Technology Limited (BVI) (collectively, the “Company Parties”) hereby agree to jointly and severally indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party” and collectively, the “Underwriter Indemnified Parties”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the ADSs), to which the Underwriter Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any of the Underwriters, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the ADSs, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the ADSs under the securities laws of any state of the U.S. or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by the Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 8(f).  The foregoing indemnity agreement is in addition to any liability which the Company Parties may otherwise have to any Underwriters Indemnified Party.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f).

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or Section 8(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company Parties, on the one hand, and the Underwriters, on the other, from the offering of the ADSs, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault of the

Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Company shall indemnify and hold harmless Piper Jaffray & Co. (including its affiliates, directors, officers and employees) and each person, if any, who controls Piper Jaffray & Co. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“DSP Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the DSP Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the DSP Entities.  The Company shall reimburse the DSP Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(f)                                   The Underwriters severally confirm and each of the Company Parties acknowledges and agrees that the statements regarding delivery of the ADSs by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.                                      Defaulting Underwriters.

(a)                                 If, on any Delivery Date, any of the Underwriters defaults in its obligations to purchase the ADSs that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any of the Underwriters, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such ADSs, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such ADSs, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of U.S. counsel for the Company or U.S. counsel for the Underwriters may be necessary in the Registration Statement, the F-6 Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of ADSs that remains unpurchased does not exceed one-eleventh of the total number of ADSs, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of ADSs that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of ADSs that such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of ADSs that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of ADSs that remains unpurchased exceeds one-eleventh of the total number of ADSs, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.                               Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 7(o), 7(p) and 7(q) shall have occurred or if the Underwriters shall decline to purchase the ADSs for any reason permitted under this Agreement.

11.                               Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the ADSs for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the ADSs because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the ADSs, and upon demand the Company shall pay the full amount thereof to the Underwriters.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                               Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.                               No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the ADSs or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the ADSs, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets (Chris Christina) (Fax: (612) 303-1070) and General Counsel (Jim Martin)  (Fax: (612) 303-1068); and

(b)                                 if to the Company Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Counsel (Fax: (852) 2579 1131).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company Parties and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                               Survival.  The respective indemnities, representations, warranties and agreements of the Company Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.                               Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).

19.                               Submission to Jurisdiction, Etc.  The Company Parties hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company Parties irrevocably appoint GDC Technology (USA), LLC, 1016 West Magnolia Boulevard, Burbank, CA 91506, as their respective authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company Parties, as the case may be, by the person serving the same to the address provided in Section 14 shall be deemed in every respect effective service of process upon the Company Parties in any such suit or proceeding.  The Company Parties further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20.                               Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

21.                               Judgment Currency.  The obligation of the Company Parties in respect of any sum due to any of the Underwriters under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company Parties, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

22.                               Waiver of Jury Trial.  The Company Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW.]

If the foregoing correctly sets forth the agreement among the Company Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GDC TECHNOLOGY LIMITED,
a Cayman Islands corporation

By:
Name:
Title:

GDC TECHNOLOGY LIMITED,
a British Virgin Islands corporation

By:
Name:
Title:

Accepted:

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By JEFFERIES LLC

By:
Authorized Representative

By PIPER JAFFRAY & CO.

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm ADSs

Barclays Capital Inc.
Jefferies LLC
Piper Jaffray & Co.
Total

S-I-1

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Dr. Man-Nang Chong

Zheng Chen

Brenda Hu Ming

Ying Lee

Sean (Yan-Xiang) Lu

Wayne (Wen-Tsui) Tsou

Anne (Zheng) Wang

Feng Xiao

Wee-Seng Tan

Officers

Dr. Chong Man-Nang

Kent Chiu

Pranay Kumar

Shareholders and Optionholders

CAG Digital Investment Holdings Limited
Huayi Brothers International Investment Limited
GDC Holdings Limited
Sweet Light (HK) Limited
Mighty Capital Limited
Glenrothes Technologies Limited
Chang Jian
Ding Yong
Gu Li
Lei Songjiang

S-II-1

Li Qingyu
Lin Zheng
Liu Jianxiong
Liu Lixia
Liu Yang
Ma Xiaotao
Ren Lei
Sang Huan
Shao Jie
Zhang Bo
Zhang Penghao
Zhou Xu
Anthony Foster
Daniel Eby
David Cano
Emily Du
John Arena
Ken Hwang
Matthew Paine
Matthew Recchi
Nickolas Joseph Conti
Ricardo Pulido
Shin Yoon Jae
Anthony Hotung
Choi Ka Man
Chow Chun Kit
Choy Yuk Pong Alan
Chu Wai Man
Chui Tsz Shun
Ho Shing Pan
Ko Hoi Ching
Kwok Chern Yue
Kwok Tsz Hin Rio
Lau Chi Lik
Lee Kwok Keung
Leung Hong Kiu
Leung Wing Ho
Li Chui Chui
Lin Lin
Lui Kam Chuen Alex
Ma Yu Nang

S-II-2

So Bid Hang Samuel
Tai Kar Kei Douglas
Tang Ho Chuen
Thia Yeo Ching
Tin Sing Cheung
Tong Ching Kwun
Wang Wei
Wong Yee Ching Connie
Wu Jiayin
Xu Zanyi
Yan Ann Wei Eugene
Ye Michael
Yeung Oi Yin Eileen
Yip Kin Hung
Zhang Jian Feng
Fumihito Tsukamoto
Chen Qi
Chen Wuting
Chen Xiangjin
Effie Zhang
Guo Jun
Guo Yiqiang
Huang Jianxing
Huang Liyan
Li Fei
Li Jinsong
Lin Xianwen
Liu Bin
Liu Chunyan
Liu Taoyun
Liu Yang
Luo Xiangrong
Shen Youhua
Tan Weidong
Wang Cong
Wang Liang
Wang Yuan

S-II-3

Wu Hui
Xiao Min
Xie Yong
Yao Xiang
Zhang Weiye
Zheng Dong Guang
Zhong Yaojian
Zou Quan
Chan Kerng Soon
Liu Qiang
Tan Jing Zheng
Yap Kian Pheng, Kelvin
Yuan Zijing
Gwen Duong
Paul Marcot
Peter Kim
Tim Folk
Wang Miao

S-II-4

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

2. [Number of ADSs offered]

S-III-1

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES — ROAD SHOW MATERIALS

Insert list of certain “road show” materials

S-IV-1

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

Insert list of all “Issuer Free Writing Prospectuses”

S-V-1

SCHEDULE VI

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Insert list of all Written Testing-the-Waters Communications

S-VI-1

SCHEDULE VII

A.                                    Significant Subsidiary

Names of Subsidiaries	Jurisdictions
GDC Technology Limited	British Virgin Islands

B.                                    Other Subsidiaries

Names of Subsidiaries	Jurisdictions
GDC Digital Cinema Network Limited	British Virgin Islands
GDC Technology (Hong Kong) Limited	Hong Kong
GDC Digital Cinema Network (USA), LLC	California
GDC Digital Services (USA), LLC	California
GDC Technology Investment (USA), LLC	Delaware
GDC Technology of America LLC	Delaware
GDC Technology (USA), LLC	California
GDC Technology Property (USA), LLC	California
Shenzhen GDC Technology Co., Ltd. (深圳市环球数码科技有限公司)	PRC
Beijing Kechuang GDC Technology Co., Ltd. (北京科创环球数码技术有限公司)	PRC
Shenzhen Espedeo Technology Co., Ltd. (深圳市埃比杜科技有限公司)	PRC
GDC Digital Cinema Network Limited Liability Company (GDC Digital Cinema Network合同会社)	Japan
GDC Digital Cinema Network Limited	Hong Kong
GDC Technology China Limited	British Virgin Islands
Glenton Technologies Limited	British Virgin Islands
GDC Digital Cinema Technology Europe, Sociedad Limitada Unipersonal	Spain
GDC Digital Services Limited	Hong Kong
GDC Technology Pte. Ltd.	Singapore
GDC Technology India Private Limited	India

S-VII-1

GDC Technology SDN. BHD.	Malaysia

C.                                    Joint Ventures

Names of Joint Ventures	Jurisdictions
CFG GDC (Beijing) Technology Co., Ltd. (中影环球（北京）科技有限公司)	PRC
Mega GDC Digital Services Pte. Ltd.	Singapore

S-VII-2

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of American depositary shares (the “ADSs”), each representing 15 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of GDC Technology Limited, an exempted Cayman Islands company (the “Company”), and that the Underwriters propose to reoffer the ADSs to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any ADSs or Ordinary Shares (including, without limitation, the ADSs and Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and ADSs and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the ADSs, Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ADSs or Ordinary Shares or securities convertible into or exercisable or exchangeable for the

Exhibit A-1

ADSs or Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to (A) the sale and transfer of ADSs and Ordinary Shares in the Offering, (B) the ADSs, Ordinary Shares or any other securities of the Company that are acquired by the undersigned in the open market after the completion of the Offering, (C) the ADSs and Ordinary Shares that are acquired by the undersigned in the Offering, provided that the undersigned is not an officer or director of the Company, (D) the exercise of any of the undersigned’s rights to acquire securities of the Company pursuant to any option plan of the Company, provided that in each case, such plan is in effect as of the date of and disclosed in the final prospectus relating to the Offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such options shall be subject to the restrictions set forth in this Lock-Up Letter Agreement), (E) transfers of ADSs or Ordinary Shares as a bona fide gift or gifts, (F) distributions or transfers of ADSs or Ordinary Shares by the undersigned to members, limited partners, general partners or shareholders of the undersigned, (G) transfers of securities of the Company upon death by will or intestacy, and (H) transfers of ADSs or Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such transfer does not constitute a disposition for value; provided that in the case of any transfer or distribution pursuant to clause (E), (F), (G) or (H), each donee, distributee, beneficiary, transferee or trustee shall agree in writing prior to the transfer or distribution to be bound by the restrictions set forth in this Lock-Up Letter Agreement; and provided, further, that the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities by the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period (as such may be extended pursuant to this Lock-Up Letter Agreement) and provided that no public announcement shall be required or shall be made voluntarily in connection with the establishment of such plan.If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of ADSs that is directed in writing by the Company, (ii) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the ADSs and Ordinary Shares, Barclays Capital Inc. will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms

Exhibit A-2

described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company Parties named therein and the Underwriters.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

FORM OF PRESS RELEASE

GDC Technology Limited

[Insert date]

GDC Technology Limited, (the “Company”) announced today that Barclays Capital Inc., an underwriter in the Company’s recent initial public offering, is [waiving] [releasing] a lock-up restriction with respect to [•] [ADSs][shares of the Company’s ordinary shares] held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], and the [ADSs][shares] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1